Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sontra Medical Corporation (the “Company”) of our report dated January 25, 2006, except for Note 15 as to which the date is March 9, 2006, relating to our audit of the consolidated financial statements which appear in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.   We also consent to the reference to our firm under the caption “Experts”.

/s/ Wolf & Company, P.C.
Wolf & Company, P.C.
Boston, Massachusetts
May 31, 2006